DataMetrics

                               FOR IMMEDIATE RELEASE

                   DataMetrics acquires Peripheral Equipment Corporation

     CONTACT:   DataMetrics   Corporation,    Phil   Lambert   (407)   251-4577,
plambert@datametricscorp.com


     Tuesday,  December  04, 2001,  Orlando,  Florida,  DataMetrics  Corporation
(OTCBB: DMTR): Daniel Bertram, President and Chief Executive Officer of DataMetrics Corporation, announced today that the company has acquired Peripheral Equipment Corporation (PEC) of Newbury Park, CA, in exchange for securities in DataMetrics.

     PEC provides hardware systems for mobile and severe environment computing and networking primarily for Military and Department of Defense applications, and will be operated as wholly owned subsidiary.

     "This is a wonderful opportunity for DataMetrics, PEC, our shareholders, and our customers", Mr. Bertram said, "PEC has done a great job of developing state-of-the-art products, while DataMetrics is still known as the leader in rugged military applications".

     James Youngblood, President of PEC, said, "We see this merger as the best of two worlds, the new products and programs of PEC, and the reputation and access to capital of DataMetrics".

     "The results of this merger will go beyond operational synergy," added Mr.Youngblood, "The combined company offers the industry's widest range of rugged products to the markets we serve".

     DataMetrics Corporation is a leader in ruggedized computers, printers, and integrated systems for government, defense and aerospace markets. DataMetrics also designs, develops and manufactures high-speed color, non-impact printers/plotters for specialized industrial applications. DataMetrics Corporation is headquartered in Orlando, Florida.

     PEC provides hardware systems for mobile and severe environment computing and networking applications. The company re-engineers and re-manufactures commercially available products with enhancements that allow transport and operation in ground mobile, airborne, shipboard, and other harsh environments

     Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impact of competitive products and pricing, and other risks detailed in the Company's filing ith the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended October 29, 2000. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made in this press release.



     1717 Diplomacy Row - Orlando, FL - 32809 - Tel: (407) 251-4577 - Fax: (407)
251-4588

                                www.datametricscorp.com